EXHIBIT 10.34

FISCAL YEAR 2008 BASE SALARIES AND TARGET BONUS PAYOUTS FOR EXECUTIVE OFFICERS

Officer	Title	Base Salary	2008 Target Bonus (as Percentage of Base Salary)

Gerard A. Abraham	President, Symyx Tools	$290,000	65%

Richard Boehner	President, Symyx Research	$300,000	65%

Timothy E. Campbell	President, Symyx Software	$310,000	65%

Kevin Cronin	Senior Vice President, Sales	$250,000	80%

Isy Goldwasser	Chief Executive Officer	$420,000	75%

Rex S. Jackson	Executive Vice President and Chief Financial Officer	$330,000	65%

Richard J. Rosenthal	Senior Vice President, Finance and Principal Accounting Officer	$260,400	30%